NORTH COUNTRY FINANCIAL CORPORATION
               2000 STOCK INCENTIVE PLAN



     1.  Objectives.  The North Country Financial
Corporation 2000 Stock Incentive Plan is designed to attract and retain certain selected key employees and non-employee directors whose skills and talents are important to the Company's operations, and reward them for making major contributions to the success of the Company. These objectives are accomplished by making awards under the Plan, thereby providing Participants with a proprietary interest in the growth and performance of the Company.

     2.  Definitions.

          (a)  "Award" shall mean the grant of a Stock
     Option to a Participant pursuant to such terms, conditions, performance requirements, and limitations as the Committee may establish in order to fulfill the objectives of the Plan.

          (b)  "Award Agreement" shall mean an
     agreement between North Country Financial
     Corporation and a Participant that sets forth the terms, conditions, performance requirements, and limitations applicable to an Award.

          (c)  "Board" shall mean the Board of
     Directors of North Country Financial Corporation.

          (d)  "Cause" shall mean termination of a
     Participant's employment with the Company for (i) any failure of the Participant to substantially perform his duties with the Company (other than by reason of illness) which occurs after the Company has delivered to the Participant a demand for performance which specifically identifies the manner in which the Company believes the Participant has failed to perform his duties, and the Participant fails to resume performance of his duties on a continuous basis within 14 days after receiving such demand, (ii) the commission by the Participant of any act of dishonesty or disloyalty involving the Company or its business, or (iii) the conviction of the Participant of a felony or misdemeanor which, in the reasonable judgment of the Committee, is substantially related to the employee's position with the Company or substantially impairs the Participant's ability to perform his duties with the Company.

          (e)  "Change in Control" shall mean any of
     the following:

               (i)  The acquisition by any individual,
          entity or "group" (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended
          (the "Exchange Act")) of beneficial ownership
          (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of thirty-three percent (33%) or more of either (A) the then outstanding shares of common stock of the Company (the "Outstanding Company Common
          Stock") or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding
          Company Voting Securities"); provided,
          however, that the following acquisitions of common stock shall not constitute a Change in
          Control: (A) any acquisition directly from the Company (excluding an acquisition by virtue of the exercise of a conversion privilege or by one person or a group of persons acting in concert), (B) any acquisition by the Company, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (D) any acquisition by any corporation pursuant to a reorganization, merger, statutory share exchange or consolidation which would not be a Change in Control under paragraph (iii) of this Section
          2(e); or

               (ii)  During any period of two
          consecutive years, individuals who at the beginning of such period constitute the entire Board shall cease for any reason to constitute a majority thereof unless the election, or the nomination for election by the Company's stockholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period.

               (iii)  Consummation of a reorganization,
          merger, statutory share exchange or
          consolidation, unless, following such
          reorganization, merger, statutory share
          exchange or consolidation, (A) more than two thirds (2/3) of, respectively, the then outstanding shares of common stock of the corporation resulting from such reorganization, merger, statutory share exchange or consolidation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the
          Outstanding Company Common Stock and
          Outstanding Company Voting Securities
          immediately prior to such reorganization, merger, statutory share exchange or consolidation in substantially the same proportions as their ownership, immediately prior to such reorganization, merger, statutory share exchange or consolidation,
          (B) no person (excluding the Company, any employee benefit plan (or related trust) of the Company or such corporation resulting from such reorganization, merger, statutory share exchange or consolidation and any person beneficially owning, immediately prior to such reorganization, merger, statutory share exchange or consolidation, directly or indirectly, thirty-three percent (33%) or more of the Outstanding Company Common Stock or Outstanding Voting Securities, as the case may be) beneficially owns, directly or indirectly, thirty-three percent (33%) or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such reorganization, merger, statutory share exchange or consolidation or the combined voting power of the then outstanding voting securities of such corporation, entitled to vote generally in the election of directors and (C) at least a majority of the members of the Board of the corporation resulting from such reorganization, merger, statutory share exchange or consolidation were members of the Board at the time of the execution of the initial agreement providing for such reorganization, merger or consolidation; or

               (iv)  Consummation of (A) a complete
          liquidation or dissolution of the Company or
          (B) the sale or other disposition of all or substantially all of the assets of the Company, other than to a corporation, with respect to which following such sale or other disposition, (1) more than two thirds (2/3) of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company
          Common Stock and Outstanding Company Voting
          Securities immediately prior to such sale or other disposition in substantially the same proportion as their ownership, immediately prior to such sale or other disposition, of the Outstanding Company Common Stock and
          Outstanding Company Voting Securities, as the case may be, (2) no person (excluding the Company and any employee benefit plan (or related trust) of the Company or such corporation and any person beneficially owning, immediately prior to such sale or other disposition, directly or indirectly, thirty-three percent (33%) or more of the Outstanding Company Common Stock or
          Outstanding Company Voting Securities, as the case may be) beneficially owns, directly or indirectly, thirty-three percent (33%) or more of, respectively, the then outstanding shares of common stock of such corporation or the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors and (C) at least a majority of the members of the board of directors of such corporation were members of the Board at the time of the execution of the initial agreement or action of the Board providing for such sale or other disposition of assets of the Company.

          (f)  "Code" shall mean the Internal Revenue
     Code of 1986, as amended from time to time.

          (g)  "Committee" shall mean the Compensation
     Committee of the Board of Directors of North
     Country Financial Corporation which shall be comprised of at least two non-employee directors.

          (h) "Common Stock" shall mean the authorized and issued or unissued no par value common stock of North Country Financial Corporation.

          (i)  "Company" shall mean North Country
     Financial Corporation and/or a subsidiary including subsidiaries of subsidiaries and partnerships and other business ventures in which North Country Financial Corporation has a significant equity interest, as determined in the sole discretion of the Committee.

          (j)  "Fair Market Value" shall mean the
     closing sale price of the Common Stock on the Nasdaq National Market as reported in the Midwest
     Edition of the Wall Street Journal for the date in question, provided that, if no sales of Common
     Stock were made on said exchange on that date, "Fair Market Value" shall mean the closing sale price of Common Stock as reported for the most recent preceding day on which sales of Common
     Stock were made on such exchange, or, failing any such sales, such other price as the Committee may determine in conformity with pertinent law and regulations of the Treasury Department.

          (k)  "Participant" shall mean a current or
     prospective employee or non-employee director of the Company to whom an Award has been made under the Plan.

          (l)  "Plan" shall mean the North Country
     Financial Corporation 2000 Stock Incentive Plan.

          (m)  "Retirement" shall mean, in the case of
     an employee, termination of employment with the Company at the earlier of (i) after attaining age
     65 or (ii) after attaining age 55 with ten years of service with the Company or any predecessor in interest to the Company. In the case of a non-employee director, "Retirement" shall mean termination of service on the board of directors of the Company after at least three years of service on the Company's Board.

          (n)  "Stock Option" shall mean a grant of a
     right to purchase a specified number of shares of Common Stock, the purchase price of which shall be not less than 100% of Fair Market Value on the date of grant. A stock option may be in the form of a nonqualified stock option or an incentive stock option ("ISO"). A nonqualified stock option is an option that does not meet the criteria of an ISO. An ISO, in addition to being subject to applicable terms, conditions and limitations established by the Committee, complies with
     Section 422 of the Code which, among other limitations, provides that the aggregate Fair
     Market Value (determined at the time the option is granted) of Common Stock for which ISOs are exercisable for the first time by a Participant during any calendar year shall not exceed
     $100,000; that ISOs shall be priced at not less than 100% of the Fair Market Value on the date of the grant (110% in the case of a Participant who is a 10% shareholder of the Company within the meaning of Section 422 of the Code); and that ISOs shall be exercisable for a period of not more than ten years (five years in the case of a Participant who is a 10% shareholder of the Company).

     3.  Eligibility.  Current and prospective
employees and non-employee directors who provide services to the Company are eligible for an Award under the Plan if they hold, or will hold, positions of responsibility and if their performance, in the judgment of the Committee or the management of the Company (if such responsibility is delegated pursuant to Section 6 hereof), can have a significant effect on the success of the Company.

     4. Common Stock Available for Awards. Subject to adjustment as provided in Section 14 hereof, the number of shares that may be issued under the Plan for Awards during the term of the Plan is 500,000 shares of Common
Stock, all of which may be in the form of incentive stock options. Any shares subject to an Award which are used in settlement of tax withholding obligations shall be deemed not to have been issued for purposes of determining the maximum number of shares available for issuance under the Plan. Likewise, if any Stock Option is exercised by tendering shares, either actually or by attestation, to the Company as full or partial payment for such exercise under this Plan, only the number of shares issued net of the shares tendered shall be deemed issued for purposes of determining the maximum number of shares available for issuance under the Plan.
No individual shall be eligible to receive Awards aggregating more than 50,000 shares of Common Stock reserved under the Plan in any one calendar year, subject to adjustment as provided in Section 14 hereof.
North Country Financial Corporation shall take whatever actions are necessary to file required documents with the U.S. Securities and Exchange Commission and any other appropriate governmental authorities and stock exchanges to make shares of Common Stock available for issuance pursuant to Awards.

     5.  Administration.  The Plan shall be
administered by the Committee, which shall have full and exclusive power to interpret the Plan, to determine which current and prospective employees and non-employee directors are Participants, to grant waivers of Award restrictions, to determine the provisions of Award Agreements and to adopt such rules, regulations and guidelines for carrying out the Plan as it may deem necessary or proper.

     6. Delegation of Authority. Except to the extent prohibited by applicable law or the applicable rules of a stock exchange, the Committee may delegate to the chief executive officer and to other senior officers of the Company its duties under the Plan pursuant to such conditions or limitations as the Committee may establish. Any such delegation may be revoked by the Committee at any time.

     7. Awards. The Committee shall set forth in the related Award Agreement the terms, conditions, performance requirements, and limitations applicable to each Award including, but not limited to, vesting requirements, conditions under which acceleration of vesting will occur and achievement of specific business objectives.

     8. Stock Option Exercise. The price at which shares of Common Stock may be purchased under a Stock
Option shall be paid in full at the time of the exercise in cash or, if permitted by the Committee, by means of tendering shares of Common Stock, which have been held by the Participant for more than six months and have not been used within the prior six-month period to exercise an option, either directly or by attestation, valued at Fair Market Value on the date of exercise, or any combination thereof.

     9. Tax Withholding. The Company shall have the right to deduct applicable taxes from any Award payment and withhold, at the time of delivery or vesting of shares under the Plan, an appropriate number of shares for payment of taxes required by law or to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for withholding of such taxes. The Company may defer making delivery with respect to Common Stock obtained pursuant to an Award hereunder until arrangements satisfactory to it have been made with respect to any such withholding obligation. If Common Stock is used to satisfy tax withholding, such stock shall be valued based on the Fair Market Value when the tax withholding is required to be made.

     10.  Amendment or Termination of the Plan.  The
Board may, at any time, amend or terminate the Plan;
provided, however, that

     (a) subject to Section 14 hereof, no amendment or termination may, in the absence of written consent to the change by the affected Participant (or, if the Participant is not then living, the affected beneficiary), adversely affect the rights of any Participant or beneficiary under any Award granted under the Plan prior to the date such amendment is adopted by the Board;
          and

     (b) without further approval of the shareholders of the Company, no amendment shall increase the number of shares of Common Stock which may be issued pursuant to Awards hereunder, except for increases resulting from Section
          14 hereof.

     12. Termination of Employment. If the employment of a Participant terminates, or a non-employee director no longer serves on the Board, other than pursuant to paragraphs (a) through (c) of this Section 12, all unvested Awards shall immediately terminate and all vested but unexercised, deferred or unpaid Awards shall terminate 90 days after such termination of employment or service, unless the Award Agreement provides otherwise, and during such 90-day period shall be exercisable only to the extent provided in the Award
Agreement. Notwithstanding the foregoing, if a Participant's employment is terminated for Cause, to the extent the Award is not effectively exercised or has not vested prior to such termination, it shall lapse or be forfeited to the Company immediately upon termination. In all events, an Award will not be exercisable after the end of its term as set forth in the Award Agreement.

          (a)  Retirement.  When a Participant's
     employment or service terminates as a result of Retirement, or early retirement with the consent of the Committee, the Committee (in the form of an Award Agreement or otherwise) may permit Awards to continue in effect beyond the date of Retirement, or early retirement, and/or the exercisability and vesting of any Award may be accelerated.

          (b) Resignation in the Best Interests of the Company. When a Participant resigns from the Company or the Board and, in the judgment of the Committee, the acceleration and/or continuation of outstanding Awards would be in the best interests of the Company, the Committee may (i) authorize, where appropriate, the acceleration and/or continuation of all or any part of Awards granted prior to such termination and (ii) permit the exercise, vesting and payment of such Awards for such period as may be set forth in the applicable
     Award Agreement.

          (c)  Death or Disability of a Participant.

                    (i)  In the event of a
          Participant's death, the Participant's estate or beneficiaries shall have a period specified in the Award Agreement within which to receive or exercise any outstanding Award held by the Participant under such terms, and to the extent, as may be specified in the applicable Award Agreement. Rights to any such outstanding Awards shall pass by will or the laws of descent and distribution in the following order: (a) to beneficiaries so designated by the Participant; if none, then
          (b) to a legal representative of the
          Participant; if none, then (c) to the persons entitled thereto as determined by a court of competent jurisdiction. Subject to subparagraph (iii) below, Awards so passing shall be exercised or paid out at such times and in such manner as if the Participant were living.

                    (ii)  In the event a Participant is
          deemed by the Company to be disabled within the meaning of the Company's group long-term disability plan, or if the Company does not have such a plan, Section 22(e)(3) of the Code, the Award shall be exercisable for the period, and to the extent, specified in the Award Agreement. Awards and rights to any such Awards may be paid to or exercised by the Participant, if legally competent, or a legally designated guardian or representative if the Participant is legally incompetent by virtue of such disability.

                    (iii)  After the death or
          disability of a Participant, the Committee may in its sole discretion at any time (1) terminate restrictions in Award Agreements and (2) accelerate any or all installments and rights.

                    (iv)  In the event of uncertainty
          as to interpretation of or controversies concerning this paragraph (c) of Section 12, the Committee's determinations shall be binding and conclusive.

          (d)  No Employment Rights.  The Plan shall
     not confer upon any Participant any right with respect to continuation of employment by the Company or service on the Board, nor shall it interfere in any way with the right of the Company to terminate any Participant's employment or service on the Board at any time.

     13. Nonassignability. Except as provided in subsection (c) of Section 12 and this Section 13, no Award under the Plan shall be assignable or transferable, or payable to or exercisable by anyone other than the Participant to whom it was granted.
Notwithstanding the foregoing, the Committee (in the form of an Award Agreement or otherwise) may permit
Awards, other than incentive stock options within the meaning of Section 422 of the Code, to be transferred to members of the Participant's immediate family, to trusts for the benefit of the Participant and/or such immediate family members, and to partnerships or other entities in which the Participant and/or such immediate family members own all the equity interests. For purposes of the preceding sentence, "immediate family" shall mean a Participant's spouse, issue, and spouses of his issue.

     14. Adjustments. In the event of any change in the outstanding Common Stock of the Company by reason of a stock split, stock dividend, combination or reclassification of shares, recapitalization, merger, or similar event, the Committee may adjust proportionally (a) the number of shares of Common Stock
(i) reserved under the Plan, (ii) available for ISOs,
(iii) for which Awards may be granted to an individual
Participant, and (iv) covered by outstanding Awards denominated in stock; (b) the stock prices related to outstanding Awards; and (c) the appropriate Fair Market
Value and other price determinations for such Awards.
In the event of any other change affecting the Common
Stock or any distribution (other than normal cash dividends) to holders of Common Stock, such adjustments as may be deemed equitable by the Committee, including adjustments to avoid fractional shares, shall be made to give proper effect to such event. In the event of a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation, the Committee shall be authorized to issue or assume Stock Options, whether or not in a transaction to which Section 424(a) of the Code applies, by means of substitution of new Stock Options for previously issued Stock Options or an assumption of previously issued Stock Options.

     15. Notice. Any notice to the Company required by any of the provisions of the Plan shall be addressed to the president of the Company in writing, and shall become effective when it is received by his office.

     17.  Governing Law.  The Plan and all
determinations made and actions taken pursuant hereto shall be governed by the laws of the State of Michigan, without giving effect to principles of conflicts of laws, and construed accordingly.

     18.  Effective and Termination Dates.  The
effective date of the Plan is February 16, 2000.  The
Plan shall terminate on February 15, 2010 subject to earlier termination by the Board pursuant to Section
11, after which no Awards may be made under the Plan, but any such termination shall not affect Awards then outstanding or the authority of the Committee to continue to administer the Plan.

     19.  Other Benefit and Compensation Programs.
Payments and other benefits received by a Participant pursuant to an Award shall not be deemed a part of such Participant's regular, recurring compensation for purposes of the termination, indemnity or severance pay law of any country and shall not be included in, nor have any effect on, the determination of benefits under any other employee benefit plan, contract or similar arrangement, unless the Committee expressly determines otherwise.